UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2024

IVEDA SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-41345	20-2222203
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1744 S. Val Vista, Suite 213 Mesa, Arizona	85204
(Address of Principal Executive Offices)	(Zip Code)

(480) 307-8700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	IVDA	The Nasdaq Stock Market, LLC
Common Stock Purchase Warrants	IVDAW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

As previously reported, on September 5, 2024, Iveda Solutions, Inc. (the “Company”) filed a Certificate of Change pursuant to NRS 78.209 with the Secretary of State of the State of Nevada to effect a 1-for-4 reverse stock split (the “Initial Reverse Stock Split”) of the shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). On September 13, 2024, prior to the Initial Reverse Stock Split having been effected on Nasdaq, and in order to better ensure compliance with Nasdaq listing requirements, the Company filed an additional Certificate of Change pursuant to NRS 78.209 with the Secretary of State of the State of Nevada (the “Certificate of Change”) to effect a subsequent 1-for-2 reverse stock split (the “Additional Reverse Stock Split,” and together with the Initial Reverse Stock Split, the “Reverse Stock Split”) so that the Common Stock will be split, in the aggregate, on a 1 for 8 basis.

The Company is effecting the Reverse Stock Split to satisfy the $1.00 minimum bid price requirement (the “Minimum Bid Requirement”), as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Rule”), for continued listing on The Nasdaq Capital Market. As previously disclosed, on September 28, 2023, the Company was notified by the Listing Qualifications Staff (the “Staff”) of Nasdaq that the Company did not meet the minimum closing bid price requirement of $1.00 for continued listing, as set forth in Nasdaq Listing Rule 5550(a)(2).

The Reverse Stock Split is expected to be effective at the commencement of trading on September 17, 2024. Following the Reverse Stock Split, the number of the Company’s outstanding shares will be reduced from the original pre-split amount of 18,069,891 to approximately 2,258,737. The Certificate of Change also decreases the number of authorized shares of Common Stock from 37,500,000 to 4,687,500. The Company will adjust the number of shares available for the number of outstanding awards, the exercise price per share of outstanding warrants, including the Company’s warrants listed on the Nasdaq Capital Market under the symbol IVDAW which will retain its existing CUSIP number, plus stock options and other terms of outstanding awards issued to reflect the effects of the Reverse Stock Split. The Reverse Stock Split does not affect the Company’s authorized preferred stock.

No fractional shares will be issued in connection with the reverse stock split and fractional shares will be rounded up to the nearest whole number. The trading symbol for the Common Stock will remain “IVDA.” The Common Stock was assigned a new CUSIP number (46583A303) which will be effective following the Reverse Stock Split.

The Reverse Stock Split was approved by the Board of Directors of the Company and given effect pursuant to and in accordance with NRS 78.207 and, as such, no stockholder approval of the Reverse Stock Split is required.

The foregoing description of the Certificate of Change does not purport to be complete and is qualified in its entirety by reference to the Certificate of Change, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements And Exhibits

(a) Exhibits

Number	Description
3.1	Certificate of Change
99.1	Press Release date September 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVEDA SOLUTIONS, INC.

Date: September 13, 2024	By:	/s/ Robert J Brilon
	Name:	Robert J. Brilon
	Title:	Chief Financial Officer